Exhibit 99.1

FOR IMMEDIATE RELEASE

Ocera Therapeutics Announces Completion of Merger with Tranzyme

SAN DIEGO, CA (July 15, 2013) — Ocera Therapeutics, Inc. (“Ocera”), a clinical stage biopharmaceutical company developing novel therapeutics for orphan liver diseases, and Tranzyme, Inc. (NASDAQ: TZYM) (“Tranzyme”) today announced that, following a special meeting of the shareholders of Tranzyme held on July 15, 2013, the Ocera and Tranzyme merger has closed. The combined company is named Ocera Therapeutics, Inc. and will trade beginning July 16, 2013 on the NASDAQ Global Market under the symbol “OCRX”. The combined company (the “Company”) operates under the leadership of Linda S. Grais, MD, President and Chief Executive Officer, and the board of directors consists of representatives from both the former Ocera and Tranzyme boards.

Prior to the merger, Tranzyme effected a 12-to-1 reverse split of its outstanding common stock. After giving effect to the merger and the reverse stock split, the holder of each share of the common stock of pre-merger Ocera received approximately 0.11969414 shares of the Company’s common stock. All options and warrants of pre-merger Ocera that were outstanding prior to the merger were assumed by Tranzyme in the merger.

Immediately following the closing of the merger, certain of the Ocera investors, including Domain Associates, Thomas McNerney & Partners, Sofinnova Ventures, InterWest Partners, Greenspring Associates, Agechem, CDIB and Wasatch Advisors, invested approximately $20 million in the Company through a private placement financing at $6.0264 per share of post-split Company stock. Following the merger, the reverse split and the financing, the Company has approximately 11.3 million shares outstanding.

“The closing of this merger represents an important milestone as Ocera joins forces with Tranzyme to develop OCR-002, a differentiated product candidate for orphan liver diseases,” said Dr. Grais. “We look forward to advancing OCR-002, currently in Phase 2 development, to address a significant unmet need in the treatment of hepatic encephalopathy in patients with decompensated liver cirrhosis.”

OCR-002 has received Orphan Drug designation in the United States and Europe and has been granted fast track status by the U.S. Food and Drug Administration. It is estimated that there are up to one million patients with cirrhosis in the United States, and approximately 150,000 hospitalizations occur annually in the United States due to complications of hepatic encephalopathy, costing the healthcare system approximately $7 billion every year. For more information about clinical trials related to OCR-002, please visit www.clinicaltrials.gov.

About OCR-002

OCR-002 (ornithine phenylacetate) is an ammonia scavenger designed to treat hyperammonemia and associated hepatic encephalopathy in patients with liver cirrhosis, acute liver failure and acute liver injury. OCR-002, through its dual mechanism of action, directly lowers circulating blood levels of ammonia. Ammonia accumulation in the blood impairs brain cell function. Hepatic encephalopathy is an often-reversible neuropsychiatric abnormality observed in patients with liver disease; it is marked by a worsening of brain function when the liver is no longer able to remove toxic substances such as ammonia from the blood. Signs of hepatic encephalopathy include impaired cognition, uncontrolled movements and decreased levels of consciousness leading to coma and death due to brain swelling. OCR-002 is being developed as an injectable formulation for hospitalized patients and as an oral formulation to treat and prevent recurrences of hepatic encephalopathy.

Planning is underway to initiate a Company-sponsored Phase 2b, randomized, double-blind, placebo-controlled efficacy study of OCR-002 as an intravenous treatment for acute hepatic encephalopathy in hospitalized patients with liver cirrhosis. Enrollment is expected to begin in late 2013.

OCR-002 also is the subject of two ongoing, externally-sponsored, Phase 2a studies in patients.  Data from these studies are expected in 2014.

About Ocera Therapeutics, Inc.

Ocera Therapeutics, based in San Diego, California with an office in Research Triangle Park, North Carolina, is a clinical stage biopharmaceutical company focused on the development and commercialization of proprietary compounds to treat acute and chronic orphan liver diseases. For additional information, please see www.ocerainc.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication, including the timing of enrollment initiation of our Phase 2b clinical trial and the availability of additional data from the Phase 2a trials of OCR-002, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties of the Company include, but are not limited to: liquidity and trading market for shares following the merger and financing; inability or the delay in obtaining required regulatory approvals for product candidates, and/or which may result in unexpected cost expenditures; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; failure to realize any value of certain product candidates developed and being developed, including with respect to OCR-002, in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the combined company’s products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; continuing or deepening economic recession and its negative impact on customers, vendors or suppliers; uncertainties of cash flows and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions after the merger; and risks associated with the possible failure to realize certain benefits of the, including future financial, tax, accounting treatment, and operating results.  Many of these factors that will determine actual results are beyond the Company’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC, and in other filings that Tranzyme makes and will make with the SEC in connection with the proposed transactions, including the definitive proxy statement filed with the SEC on June 10, 2013.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Inquiries

Susan Sharpe

Director, Corporate Communications

Ocera Therapeutics, Inc.

(919) 328-1109

ssharpe@ocerainc.com